Exhibit 32

CERTIFICATION

Each of the undersigned in the capacity indicated hereby certifies that, to his knowledge, this Annual Report on Form 10-K for the fiscal year ended January 2, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Carter’s, Inc.

Date: March 1, 2010	/s/ MICHAEL D. CASEY
Michael D. Casey
Chief Executive Officer

Date: March 1, 2010	/s/ RICHARD F. WESTENBERGER
Richard F. Westenberger
Chief Financial Officer

The foregoing certifications are being furnished solely pursuant to 18 U.S.C. § 1350 and are not being filed as part of the Annual Report on Form 10-K or as a separate disclosure document.